Exhibit 99.4

PORTLAND NATURAL GAS TRANSMISSION SYSTEM
Consolidated Financial Statements
March 31, 2017 and 2016
(Unaudited)

PORTLAND NATURAL GAS TRANSMISSION SYSTEM
Consolidated Balance Sheets Unaudited
March 31, 2017 and December 31, 2016
(In thousands)

	March 31, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$17,174	14,027
Accounts receivable	7,357	9,431
Related party receivables	79	79
Prepaid expenses and other	1,506	1,962
Total current assets	26,116	25,499
Property, plant and equipment:
In-service natural gas transmission plant	494,112	494,103
Construction work in progress	129	91
Total property, plant and equipment	494,241	494,194
Less: Accumulated provision for depreciation and amortization	198,133	195,661
Property, plant and equipment, net	296,108	298,533
Total assets	$322,224	324,032

Liabilities and Partners' Equity
Current liabilities:
Current maturities of long-term debt	$23,400	28,590
Accounts payable and accrued expenses	2,298	2,322
Related party payables	617	1,031
Distributions payable	4,700	6,000
State income taxes payable	509	82
Total current liabilities	31,524	38,025
Long-term debt	17,617	23,610
Deferred state income taxes	10,183	10,189
Total liabilities	59,324	71,824
Partners' equity:
Partners' capital	265,154	254,784
Accumulated other comprehensive loss	(2,254)	(2,576)
Total partners' equity	262,900	252,208
Total liabilities and partners' equity	$322,224	324,032

The accompanying notes are an integral part of these consolidated financial statements.

PORTLAND NATURAL GAS TRANSMISSION SYSTEM
Consolidated Statements of Income (Unaudited)
Three months ended March 31, 2017 and 2016
(In thousands)

	2017	2016
Operating revenue	$22,942	25,105
Operating expenses:
Operations and maintenance	1,557	1,873
Depreciation and amortization	2,473	2,466
Taxes other than income	2,148	2,036
Operating expenses	6,178	6,375
Operating income	16,764	18,730
Financial charges and other expenses/(income):
Interest expense	781	1,099
Amortization of realized loss on derivative financial instruments	322	322
Other income	(3)	(605)
Other expenses, net	1,100	816
Net income before income taxes	$15,664	17,914
State income taxes:
Current	600	8,289
Deferred	(6)	(7,610)
	594	679
Net income	$15,070	17,235

PORTLAND NATURAL GAS TRANSMISSION SYSTEM
Consolidated Statements of Comprehensive Income (Unaudited)
Three months ended March 31, 2017 and 2016
(In thousands)

	2017	2016

Net income	$15,070	17,235
Other comprehensive income:
Amortization of realized loss on derivative financial instruments	322	322
Total comprehensive income	$15,392	17,557

The accompanying notes are an integral part of these consolidated financial statements.

PORTLAND NATURAL GAS TRANSMISSION SYSTEM
Consolidated Statements of Cash Flows (Unaudited)
Three months ended March 31, 2017 and 2016
(In thousands)

	2017	2016
Cash flows from operating activities:
Net income	$15,070	17,235
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	2,473	2,466
Allowance for equity funds used during construction	(2)	-
Amortization of deferred financing charges	82	77
Amortization of realized loss on derivative financial instruments	322	322
Deferred state income tax recovery	(6)	(7,610)
Asset and liability changes:
Accounts receivable	2,074	337
Prepaid expenses and other	456	439
Accounts payable and accrued expenses	401	9,185
Due to/from related parties	(413)	(1,975)
Net cash provided by (used in) operating activities	20,457	20,476

Cash flows used in investing activities:
Capital expenditures	(45)	(26)
Net cash used in investing activities	(45)	(26)

Cash flows used in financing activities:
Distributions to partners	(6,000)	(10,000)
Principal payments on long-term debt	(11,265)	(5,490)
Net cash used in financing activities	(17,265)	(15,490
Net change in cash and cash equivalents	3,147	4,960
Cash and cash equivalents at beginning of year	14,027	15,937
Cash and cash equivalents at end of year	$17,174	20,897

Supplemental disclosure for cash flow information:
Cash paid for interest, net of amount capitalized	$1,479	1,023

The accompanying notes are an integral part of these financial statements.

PORTLAND NATURAL GAS TRANSMISSION SYSTEM
Consolidated Statements of Changes in Partners' Equity (Unaudited)
(In thousands)

	Northern New England Investment Company	TCPL Portland Inc.	TC PipeLines Intermediate Limited Partnership
				Accumulated Other Comprehensive Income (Loss)
					Total Partners' Equity

Partners' equity at December 31, 2016	$97,559	30,088	127,137	(2,576)	252,208
Net income	5,770	1,780	7,520	-	15,070
Other comprehensive income	-	-	-	322	322
Distributions to partners	(1,800)	(555)	(2,345)	-	(4,700)
Partners' equity at March 31, 2017	$101,529	31,313	132,312	(2,254)	262,900

The accompanying notes are an integral part of these financial statements.

PORTLAND NATURAL GAS TRANSMISSION SYSTEM
Notes to Consolidated Financial Statements (Unaudited)
Three months ended March 31, 2017 and 2016

1.	Description of Business
Portland Natural Gas Transmission System (the Partnership) is a Maine general partnership formed in 1993. The partners and ownership percentages effective January 1, 2016 were as follows:
Partner	Ownership
TC PipeLines Intermediate Limited Partnership (TCILP)	49.90%
Northern New England Investment Company (NNEIC)	38.29%
TCPL Portland Inc. (TCPL Portland)	11.81%
Prior to January 1, 2016, the Partnership was owned 61.71 percent by TCPL Portland, an indirect subsidiary of TransCanada Corporation (TransCanada), and 38.29 percent by NNEIC, a subsidiary of Gaz Métro Inc. On January 1, 2016, TCPL Portland sold 49.90 percent interest in the Partnership to an affiliate, TCILP.  TCILP's parent, TC PipeLines, LP, is also an indirect subsidiary of TransCanada. The Partnership is managed by a Management Committee that consists of three members. Each partner designates one member to the committee and each member votes in proportion to the partner's ownership percentage.  The Partnership owns 99 percent of PNGTS Operating Co., LLC (PNGTS-OpCo), a Massachusetts limited liability company that provides management services to the Partnership.
The Partnership owns a 295-mile natural gas pipeline, which includes 107 miles of jointly owned pipeline facilities (the Joint Facilities) with Maritimes and Northeast Pipeline L.L.C. (MNE), extending from United States-Canadian border near Pittsburg, New Hampshire to Dracut, Massachusetts. The Joint Facilities extends from Westbrook, Maine to Dracut, Massachusetts and the Partnership owns 31.6 percent of the undivided ownership interest based on contractually agreed upon percentages. M&N Operating Company, LLC, a subsidiary of MNE, operates and maintains the Joint Facilities on behalf of the joint ownership.
2.	Basis of Presentation and Principles of Consolidation
The Partnership maintains its accounts in accordance with United States (US) generally accepted accounting principles (GAAP). The financial statements and accompanying notes include the consolidated financial position and results of operations of the Partnership and PNGTS-OpCo. The Partnership records only its proportionate share of the jointly controlled assets of the Joint Facilities. Amounts are stated in US dollars.
These unaudited consolidated financial statements have been prepared in accordance with interim period reporting requirements.  Because this is an interim period presented using a condensed format, this report should be read along with the Partnership's 2016 audited financial statements which include a summary of its significant accounting policies and other disclosures.  The Partnership has made all adjustments that are of a normal, recurring nature to fairly present its interim period results.
3.	Commitments and Contingencies
(a)	Legal Matters
The Partnership from time to time is subject to litigation incidental to its business.  The Partnership is not aware of any liabilities that would have a material adverse effect on the Partnership's financial condition, results of operations, or cash flows as of March 31, 2017.

PORTLAND NATURAL GAS TRANSMISSION SYSTEM
Notes to Consolidated Financial Statements (Unaudited)
Three months ended March 31, 2017 and 2016

(b)	Environmental Matters
The Partnership is not aware of any material contingent liabilities with respect to compliance with applicable environmental laws and regulations.
4.	Transactions with Related Parties
The day-to-day management of the Partnership's affairs is the responsibility of PNGTS-OpCo pursuant to an operating agreement between PNGTS-OpCo and the Partnership effective October 2, 1996. PNGTS-OpCo has contracts with two wholly-owned subsidiaries of TransCanada, 9207670 Delaware, Inc. and 1120436 Alberta Ltd. (Service Companies), to perform its normal operational and administrative functions. For the three months ended March 31, 2017 and 2016, PNGTS-OpCo incurred total costs of $2.2 million and $1.9 million, respectively, primarily for services provided by the Service Companies.  The impact of these charges on the Partnership's income was $2.7 million and $1.9 million, respectively.  At March 31, 2017 and December 31, 2016, the Partnership owed $0.6 million and $1.0 million, respectively, to the Service Companies classified as related party payables on the consolidated balance sheets.
For the three months ended March 31, 2017 and 2016, the Partnership provided transportation services to one customer affiliated with the Partnership.  Revenues from TransCanada Energy Ltd., a subsidiary of TransCanada, for 2017 and 2016 were $0.2 million and $0.5 million, respectively.  At March 31, 2017 and December 31, 2016, the Partnership had outstanding receivables from TransCanada Energy Ltd. of $0.1 million classified as related party receivables on the consolidated balance sheets.
5.	Income Taxes
The state of New Hampshire imposes a business profits tax (BPT) levied at the partnership level.  In years prior to 2016, the Partnership filed the BPT return on a combined basis with certain TransCanada affiliates.  Beginning in 2016, the Partnership will file on a separate entity basis remitting its current BPT liability directly to the state of New Hampshire.
As a result of the BPT, the Partnership recognizes deferred taxes related to temporary differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases.  The deferred taxes at March 31, 2017 and December 31, 2016 relate primarily to utility plant.  For the three months ended March 31, 2017 and 2016, the New Hampshire BPT effective tax rate was 3.8 percent for both periods and was applied to taxable income.
6.	Partner Distributions
On March 31, 2017, the Management Committee declared a distribution of $4.7 million divided among the partners based on their respective ownership percentages.  The distribution was paid on April 18, 2017.

PORTLAND NATURAL GAS TRANSMISSION SYSTEM
Notes to Consolidated Financial Statements (Unaudited)
Three months ended March 31, 2017 and 2016

7.	Subsequent Events
On June 1, 2017, TCILP closed the acquisition of TCPL Portland's remaining 11.81 percent interest in the Partnership.
Subsequent events have been assessed through June 30, 2017, which is the date the financial statements were issued, and management of the Partnership has concluded there were no events or transactions during this period that would require recognition or disclosure in the financial statements other than those already reflected.